Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Teleflex 401(k) Savings Plan
Wayne, Pennsylvania
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-127103, 333-101005, 33-53385) of Teleflex Incorporated of our report dated June 26, 2026, relating to the financial statements and supplemental schedule of Teleflex 401(k) Savings Plan which appear in this Form 11-K for the year ended December 31, 2025.
/s/ BDO USA, P.C.
Philadelphia, Pennsylvania
June 26, 2026